As filed with the Securities and Exchange Commission on October 12 , 2016

Registration No. 333-199833

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 5)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JOBBOT, INC.
(Exact name of Registrant as specified in its charter)

New York	7363	45-1957218
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

c/o Patrick Giordano

Jobbot, Inc.

1730 62nd Street

Brooklyn, New York 11204

Telephone: (646) 780-0992

(Address and telephone number of Registrant’s principal executive offices)

c/o Patrick Giordano

Jobbot, Inc.

1730 62nd Street

Brooklyn, New York 11204

 (Address of principal place of business or intended principal place of business)

c/o Patrick Giordano

Jobbot, Inc.

1730 62nd Street

Brooklyn, New York 11204

Tel: (646) 780-0992

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

Frederick M. Mintz, Esq.

THE MINTZ FRAADE LAW FIRM , P.C.

Counselors at Law

271 Madison Avenue, 12th Floor

New York, New York 10016

Telephone: (212) 486-2500

Facsimile: (212) 486-0701

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company. See definitions of “ large accelerated filer ,” “ accelerated filer ,” and “ smaller reporting company ” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”). (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 per share (1)	1,545,000	$0.02	(2)	$30,900	$3.11
Total	1,545,000	$0.02	(2)	$30,900	$3.11

_________________

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $0.02 per share. The fixed price of $0.02 has been determined as the selling price based upon the original purchase price paid by the selling security holders of $0.01 plus an increase based upon the fact that the shares will be registered and the Company will be a public reporting company. A market maker has filed an application together with the necessary documents, with the Financial Industry Regulatory Authority (“FINRA”), which operates the Over The Counter (“OTC”) Electronic Bulletin Board. Comments from FINRA are being responded to and, after the effective date of the registration statement relating to this prospectus, it is anticipated that the application will be approved. However, there can be no assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER  __ , 2016

Jobbot, Inc.

1,545,000 Shares of Common Stock, par value $0.0001

This prospectus relates to the resale of 1,545,000 shares of common stock, par value $0.0001, of Jobbot, Inc., which are issued and outstanding and held by persons who are stockholders of Jobbot, Inc. We are registering the shares on behalf of the selling stockholders. Because we are a “shell company”, the selling stockholders are considered underwriters within the meaning of Section 2(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Our common stock is presently not traded on any market or securities exchange. The 1,545,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.02 per share. The fixed price of $0.02 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based on the fact the shares will be registered and the Company will be a public reporting Company. A market maker has filed an application together with the necessary documents, with the Financial Industry Regulatory Authority (“FINRA”), which operates the Over The Counter (“OTC”) Electronic Bulletin Board. Comments from FINRA are being responded to and, after the effective date of the registration statement relating to this prospectus, it is anticipated that the application will be approved. However, there can be no assurance that such an application for quotation will be approved.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

We are, as defined in Rule 12b-2 under the Exchange Act, a “ shell company ,” defined as a company with no or nominal assets (other than cash) and no or nominal operations.  As such, pursuant to Rule 144(i) promulgated under the Securities Act, our shares will not be able to be sold pursuant to Rule 144 until we cease to be considered a shell company and twelve months have elapsed from the date we have filed adequate information (Form 10 information) with the SEC disclosing that we are no longer a shell company. We intend to comply with the periodic reporting requirements of the Exchange Act for as long as we are subject to those requirements.

Investing in our securities involves significant risks. See “ Risk Factors ” beginning on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is_______ 2016.

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PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Jobbot, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Jobbot, Inc. was incorporated under the laws of the State of New York on April 21, 2011. We are an early stage company, engaged in the business of providing an online employment service. Jobbot owns the domain name www.jobbot.biz which the Company intends to develop as an online employment website to be utilized by employers and job seekers to either fill or find open employment positions. Presently, the Company is seeking web developers and/or partner service providers, to complete development of our website. Up until June 26, 2016, Jobbot was party to a partnership program with Simply Hired Inc. which allowed Jobbot to utilize Simply Hired, Inc.'s ("Simply Hired") proprietary software "Simply Partner ". This software enabled Jobbot to populate our website with open employment positions anywhere in the United States. On June 26, 2016, Simply Hired Inc suspended its program for all publishers.

Our offices are currently located at Jobbot, Inc., 1730 62nd Street, Brooklyn, New York 11204. Our telephone number is (646) 780-0992. We have a corporate internet website at the following URL: www.jobbot.biz. Information on our website, or which can be accessed through our website, is not part of the registration statement of which this prospectus is a part.

We are an “emerging growth company,” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. In addition, the JOBS Act permits an emerging growth company to “test the waters” by communicating orally or in writing with qualified institutional buyers or other accredited investors to gauge interest in a contemplated securities offering, even if a registration statement has not yet been filed, and permits analysts to publish research reports about an emerging growth company that is going public even if the analyst’s firm is one of the underwriters in the issuer’s IPO. We have not provided any such information to any qualified institutional buyers or other accredited investors, and we are not aware of any research reports about us being published by analysts.

We are considered a "shell company," as defined in Rule 12b-2 of the Exchange Act and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell their shares in reliance upon Rule 144, promulgated pursuant to the Securities Act, a safe harbor on which holders of restricted securities usually rely to resell securities until one year from the date that we cease to be a shell company, and file required information with the SEC.   Because we are a “shell company”, the Selling Security Holders are considered underwriters within the meaning of Section 2(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”). We will be unable to register our securities on Form S-8 (an abbreviated form of registration statement) until 60 days after the date that we cease to be a shell company and have filed required information with the SEC.

The report of M&K CPAS, PLLC, our independent registered public accounting firm, expresses substantial doubt with respect to our ability to continue as a going concern.

The Offering

Securities offered:	1,545,000 shares of common stock

Offering price :	The offering of the shares by the selling shareholders in this prospectus is deemed to be an indirect primary offering by our Company through the selling shareholders as underwriters. Accordingly, the offering price of the shares must be fixed for the duration of the offering. The offering price has been fixed at $0.02 per share. Refer to “Plan of Distribution”.

Shares outstanding prior to offering:	12,505,000 shares of common stock.

Shares outstanding after offering:	12,505,000 shares of common stock.

Our executive officers and directors currently own 84% of our outstanding common stock. As a result, our executive officers and directors have substantial control over all matters submitted to our shareholders for approval.

Market for the common shares:

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. A market maker has filed an application together with the necessary documents, with FINRA, which operates the OTC Bulletin Board. Comments from FINRA are being responded to and, after the effective date of the registration statement relating to this prospectus, it is anticipated that the application will be approved. However, there can be no assurance that such an application for quotation will be approved.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

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Summary Financial Information

	Three Months Ended June 30, 2016 (Unaudited)	For the Six Months Ended June 30, 2016 (Unaudited)	Year Ended December 31, 2015 (Audited)	Period From April 21, 2011 (inception) to June 30, 2016 (Unaudited)
Statement of Operations Data

Operating revenues	$-	$-	$-	$-

Loss from operations	$(1,377)	$(5,387)	$(16,059)	$(72,701)

Net loss	$(1,377)	$(5,387)	$(16,059)	$(72,701)

Balance Sheet Data (Unaudited):

	June 30, 2016 (Unaudited)	December 31, 2015 (Audited)
Working capital	$(30,401)	$(25,766)
Total assets	$-	$-
Total liabilities	$30,401	$(25,766)
Shareholders’ Deficit	$(30,401)	$(25,766)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1. Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We were incorporated on April 21, 2011. We intend to develop our website located at www.jobbot.biz into an online employment site. The Company is seeking web developers and/or partner service providers to complete development of our website.

Our limited operating history, based upon limited revenues and a lack of profitability makes it difficult to evaluate our business on the basis of historical operations. As a consequence, our past results may not be indicative of future results. Although this is true for any business, it is particularly true for us because of our limited operating history. Reliance on historical results may hinder our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. For example, if we overestimate our future revenue for a particular period or periods based on our historical growth rate, we may increase our overhead and other operating expenses to a greater degree than we would have if we correctly anticipated the lower revenue level for that period and reduced our controllable expenses accordingly. If we make poor budgetary decisions as a result of unreliable historical data, we could continue to incur losses.

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2. The revenue of our business model is unproven and our success is dependent on our ability to develop and then expand our customer base.

Our business model is to generate revenues from the sale of online employment ads from employers and advertising placed on our site. Our business model is new, and our ability to generate revenue is unproven. Therefore, it is not possible for us to predict the future level of demand for the services we currently offer, or intend to offer in the future, that will be generated by these internet customers, or the future demand for the services in the end-user marketplace. Our customer base is comprised solely of internet users and exposes us to the risks associated with advancements in technology. We do not rely upon any one major customer, but instead our reliance is on the ability to reach many customers utilizing the technology that is available at this time. The loss of our ability to keep pace with changes in technology would adversely affect our ability to maintain our customer base, and our results of operations.

Our success is dependent upon our ability to develop and then expand our customer base. There can be no guarantee that we will ever be successful in doing this in order to generate revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3. We may require additional funding in the future and our operations could be curtailed if we are unable to obtain required additional funding when needed.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. For the fiscal year ended December 31, 2015, we had gross revenues of $0, total expenses of $ 15,680 and net loss of $ 15,680 . For the fiscal year ended December 31, 2014 we had gross revenues of $0, total expenses of $ 27,902 and net loss of $ 27,90 2. If we fail to generate revenues, we will continue to have cash flow problems and will not be able to fund our operating expenses over the next twelve months. We anticipate that we will require a minimum of $200,000 to fund our activities for the next twelve months. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

4. As our two officers/directors, Mr. Patrick Giordano and Mr. Robert Denn have no training or experience in creating and operating an online employment service business, we will have to hire qualified consultants. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Neither of our two executive officers has any training or experience in creating and operating an online employment service business. Therefore, we will have to hire qualified consultants to perform the various necessary tasks. Additionally, due to their lack of experience, our executive officers may make wrong decisions and choices in product selection and product marketing. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result, we may have to suspend or cease operations which will result in the loss of your investment.

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5 . Since our officers and directors work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote an average of 20 hours per week to our operations on an ongoing basis, and will devote whole days and multiple days per week when they determine it is required.

6.  Our two principal shareholders, who are our officers and directors, own a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officers and directors, in the aggregate, beneficially own approximately or have the right to vote 84% of our outstanding common stock. As a result, these shareholders, acting together, will have the ability to control substantially all matters submitted to our shareholders for approval including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our Articles of Incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers jointly are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officers, could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company’s stock may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

7. Our markets are highly competitive.

The markets for our services are highly competitive. They are characterized by pressures to:

•	reduce prices;

•	incorporate new capabilities and technologies; and

•	accelerate hiring timelines.

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Furthermore, we face competition from a number of sources. These sources include:

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other employment-related websites, including large national and international competitors, niche career websites targeted at specific industry verticals, and jobs aggregator websites that aggregate job postings from multiple company websites and job boards;

•	professional networking and social networking websites;

•	general classified advertising websites, some of which offer a low-cost or free alternative to our offerings;

•	traditional media companies, including newspapers; and

•	Internet portals, search engines and general-interest websites such as blogs.

In addition to traditional competitors that provide products and services that are very similar to Monster’s core products and services, we face increasing competition from a broad range of competitor types. Professional networking websites have had significant success over the past several years in gaining large numbers of members and attracting employer customers with products that compete directly with our products. Many niche career websites have been launched targeted at specific industry verticals and many industry blogs and websites now provide employment advertising opportunities for employers within specific industries. Jobs aggregator websites have become a source of competition as they permit job seekers to search multiple company websites and job boards. Low-cost and free classified advertising websites have also gained increased acceptance with employers.

Some of our competitors or potential competitors may have greater financial resources, management, technological development, sales, marketing and other resources than we do. Some of our competitors have more diversified businesses or may be owned by entities engaged in other lines of business, allowing them to operate their directly competitive operations at lower margins than our operations. In addition, our ability to maintain our existing customers and attract new customers depends to a large degree on the quality of our services and our reputation among our customers and potential customers.

Due to competition, we may experience reduced margins on our products and services, loss of market share or diminished use of our services by job seekers and our customers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business, financial condition and results of operations could be significantly harmed.

We have no significant proprietary technology that would preclude or inhibit competitors from entering the online advertising market. Existing or future competitors may develop or offer services and products that provide significant performance, price, creative or other advantages over our services. If we do not keep pace with product and technology advances, there could be a material adverse impact on our competitive position, revenue and prospects for growth. This could significantly harm our business, financial condition and operating results.

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8. We face risks relating to developing technology.

The market for our products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require continuous improvement in the performance, features and reliability of our Internet and mobile content, particularly in response to competitive offerings. We may not be successful in responding quickly, cost effectively and sufficiently to these developments. In addition, the widespread adoption of new technologies or standards (including several different mobile and smart phone operating systems) could require us to make substantial expenditures to modify or adapt our websites, applications and services. Each manufacturer or distributor of a mobile device or smart phone may establish unique technical standards for its devices, and our products and services may not work or be viewable on these devices as a result. As new devices and new platforms are continually being released, it is difficult to predict the problems we may encounter in developing versions of our products and services for use on these alternative devices and we may need to devote significant resources to the creation, support, and maintenance of such devices. If we are slow to develop products and technologies that are compatible with such devices, we might fail to capture a significant share of an increasingly important portion of the market for our products and services. This could harm our business, financial condition and operating results.

New Internet services or enhancements that we have offered or may offer in the future may contain design flaws or other defects that could require expensive modifications or result in a loss of customer confidence. Any disruption in Internet access or in the Internet generally could significantly harm our business, financial condition and operating results. Slower response times or system failures may also result from straining the capacity of our software, hardware or network infrastructure. To the extent that we do not effectively address any capacity constraints or system failures, our business, results of operations and financial condition could be significantly harmed.

Trends that could have a critical impact on our success include:

•	rapidly changing technology in online recruiting;

•	evolving industry standards relating to online recruiting;

•	developments and changes relating to the Internet and mobile devices;

•	evolving government regulations;

•	competing products and services that offer increased functionality;

•	changes in employer and job seeker requirements; and

•	customer privacy protection concerning transactions conducted over the Internet.

9. We rely heavily upon our information systems and if our access to this technology is impaired, or we fail to further develop our technology, our business could be significantly harmed.

Our success depends in large part upon our ability to store, retrieve, process and manage substantial amounts of information, including our employer customer and job seeker databases. To achieve our strategic objectives and to remain competitive, we must continue to develop and enhance our information systems. Our future success will depend upon our ability to adapt to rapidly changing technologies, to adapt our information systems to evolving industry standards and to improve the performance and reliability of our information systems. This may require the acquisition of equipment and software and the development, either internally or through independent consultants, of new proprietary software. Our inability to design, develop, implement and utilize, in a cost-effective manner, information systems that provide the capabilities necessary for us to compete effectively could significantly harm our business, results of operations or financial condition.

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10. Concerns relating to our privacy policies and our compliance with applicable data protection laws and regulations could damage our reputation and deter current and potential customers, job seekers and other Internet users from using our products and services and subject us to fines.

Concerns about our practices with regard to the collection, use, disclosure or security of personal information or other privacy-related matters, even if unfounded, could damage our reputation, which in turn could significantly harm our business, financial condition and operating results.

While we strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, which could potentially have an adverse impact on our business. Moreover, failure or perceived failure to comply with applicable laws, regulations, requirements or our policies related to the collection, use, sharing or security of personal information or other privacy-related matters could result in a loss of confidence in us by customers, job seekers and other Internet users and could expose us to fines and penalties and could require us to expend significant sums in connection with any failure or perceived failure, each of which could adversely affect our business, financial condition and results of operations. Laws related to data protection continue to evolve. It is possible that certain jurisdictions may enact laws or regulations that impact our ability to offer our products and services and/or result in reduced traffic or contract terminations in those jurisdictions, which could harm our business, financial condition and results of operations.

11. Interruptions, delays or failures in the provision of our services could damage our brand and harm our operating results.

Our Internet Service Provider (ISP) is susceptible to outages and interruptions due to fire, floods, power loss, telecommunications failures, terrorist attacks and similar events. Customers, job seekers and other website users may become dissatisfied by any system failure that interrupts our ability to provide our services to them, including failures affecting our ability to serve web page requests without significant delay to the viewer. Sustained or repeated system failures would reduce the attractiveness of our solutions to customers, job seekers and other Internet users and result in reduced traffic, contract terminations, fee rebates and make goods, thereby reducing revenue.

12. We are vulnerable to intellectual property infringement claims brought against us by others.

Successful intellectual property infringement claims against us could result in monetary liability or a material disruption in the conduct of our business. We cannot be certain that our products, content and brand names do not or will not infringe valid patents, trademarks, copyrights or other intellectual property rights held by third parties. We expect that infringement claims in our markets will increase in number. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we were found to have infringed the intellectual property rights of a third party, we could be liable to that party for license fees, royalty payments, lost profits or other damages, and the owner of the intellectual property might be able to obtain injunctive relief to prevent us from using the technology or software in the future. If the amounts of these payments were significant or we were prevented from incorporating certain technology or software into our products, our business could be significantly harmed.

We may incur substantial expenses in defending against these third party infringement claims, regardless of their merit. As a result, due to the diversion of management time, the expense required to defend against any claim and the potential liability associated with any lawsuit, any significant litigation could significantly harm our business, financial condition and results of operations.

13. If we are unable to protect our proprietary rights or maintain our rights to use key technologies of third parties, our business may be harmed.

A degree of uncertainty exists concerning the application and enforcement of trademark, trade dress and copyright laws to the Internet, and existing laws may not provide us adequate protection for our original content or the appearance of our Internet web sites. In addition, because copyright laws do not prohibit independent development of similar content, copyright laws may not provide us with any competitive advantage. We have obtained patents and applied for other patents with respect to certain of our software systems, methods and related technologies, but our pending applications may not be granted and any patents issued to us may in the future be challenged, invalidated or circumvented, and the rights granted under patents may not provide us with a competitive advantage. Policing unauthorized use of our proprietary technology and other intellectual property rights could involve significant expense and could be difficult or impossible, particularly given the global nature of the Internet and the fact that the laws of certain other countries may afford us little or no effective protection of our intellectual property. Moreover, certain amendments to the United States patent law made by the America Invents Act of 2011, may affect our ability to protect our innovations and defend against claims of patent infringement.

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In addition, we rely upon certain technology licensed from third parties, and may be required to license additional technology in the future for use in managing our Internet websites and providing related services to users and advertising customers. Our ability to generate fees from Internet commerce may also depend on data encryption, authentication and other technologies that we may be required to license from third parties. These third-party technology licenses may not continue to be available to us upon acceptable commercial terms or at all. The inability to enter into and maintain any of these technology licenses could significantly harm our business, financial condition and operating results.

14. We face risks associated with government regulation.

The application of existing laws and regulations to our websites relating to issues such as user privacy, security of data, defamation, advertising, taxation, promotions, content regulation, and intellectual property ownership and infringement can be unclear. In addition, we will also be subject to new laws and regulations directly applicable to our activities. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen growth in Internet usage.

The federal CAN-SPAM Act and state anti-spam laws impose certain requirements on the use of e-mail. The implications of these laws have not been fully tested. Portions of our business rely upon e-mail to communicate with consumers on our behalf and for our customers. We may face risk if our use of e-mail is found to violate the federal law or applicable state law.

We post our privacy policy and practices concerning the use and disclosure of user data on our websites. Any failure by us to comply with our posted privacy policy or other privacy-related laws and regulations could result in proceedings which could potentially harm our business, results of operations and financial condition. In this regard, there are a large number of legislative proposals before the United States Congress, various state legislative bodies as well as various European Union institutions, bodies and agencies regarding privacy issues related to our business. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could significantly harm our business, financial condition and results of operations through a decrease in user registrations and revenues. This could be caused by, among other possible provisions, the required use of disclaimers or other requirements before users can utilize our services.

Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate its transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws or such laws may be modified and new laws may be enacted in the future. Any such developments (or developments stemming from enactment or modification of other laws) may significantly harm our business, operating results and financial condition.

15. Legal proceedings may significantly harm our business.

From time to time, we may become involved in litigation or other proceedings in the ordinary course of business. It is possible that such litigation or proceedings may significantly harm our future results of operations or financial condition due to expenses we may incur to defend ourselves or the ramifications of an adverse decision.

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RISK FACTORS RELATING TO OUR COMMON STOCK

16. If we are unable to generate revenue we may not be able to continue as a going concern.

Our independent registered public accounting firm has issued a qualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern. We have not generated any revenue from operations to date. The Company has had no revenues and has an accumulated deficit which raises substantial doubt about the Company's ability to continue as a going concern. See “Report of Independent Registered Accounting Firm” on page F-2 of “Financial Statements” included herewith.

17. We may, in the future, issue additional common stock, which would reduceinvestors’ percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share, of which 12,505,000 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

18.  Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

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19.  The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

20. The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

21.  State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

22.  Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a Registration Statement with the US Securities and Exchange Commission (“SEC”). We have not determined whether or when we will file a Registration Statement. There can be no assurances as to whether, subsequent to registration with the SEC:

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•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

23.  We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

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24.  Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because all our directors are non-independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

25. The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

If we become a public entity, for so long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once we are no longer an emerging growth company or a smaller reporting company or, if prior to such date, we opt to no longer take advantage of the applicable exemption, we will be required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal controls over financial reporting.

26. We are an “emerging growth company”

The JOBS Act permits “emerging growth companies” like us to rely upon some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. In addition, the JOBS Act permits an emerging growth company to “test the waters” by communicating orally or in writing with qualified institutional buyers or other accredited investors to gauge interest in a contemplated securities offering, even if a registration statement has not yet been filed, and permits analysts to publish research reports about an emerging growth company that is going public even if the analyst’s firm is one of the underwriters in the issuer’s IPO. We have not provided any of such information to any qualified institutional buyers or other accredited investors, and we are not aware of any research reports about us being published by analysts.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely upon these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

27. We are currently considered a “Shell Company,” which limits the tradability of our shares.

We are, currently, considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Exchange Act and Rule 405 pursuant to the Securities Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.  As a result of our classification as a shell company, our investors are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company and file required information with the SEC.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.  Additionally, we may not register our securities on Form S-8 (an abbreviated form of registration statement) until 60 days after the date that we cease to be a shell company and file required information with the SEC.  We can provide no assurance or guarantee that we will cease to be a shell company and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.  Accordingly, investors may lose their entire investment if they unable to sell their shares.

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 THE OFFERING

This prospectus relates to the resale by certain selling shareholders of the Company of up to 1,545,000 shares of our common stock. 600,000 such shares were issued for services rendered and the remainder offered and sold by us at a purchase price of $0.01 per share to the selling shareholders in private placements conducted as of June 2015 pursuant to the exemptions from registration under the Securities Act provided by Regulation D of the Securities Act. As of June 30, 2015, the Company sold 1,005,000 shares in the private placement and raised $10,050 in gross proceeds.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.02 per share. The fixed price of $0.02 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based on the fact the shares will be registered and the Company will be a public reporting company.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of October 6 , 2016, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. We are a “shell company”, and accordingly, the selling security holders are considered underwriters within the meaning of Section 2(11) of the Securities Act.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Pursuant to these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, the security, or investment power, which includes the power to dispose of, or direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of $0.01 per share in a private placement held as of June 2015, pursuant to the exemption from the registration under the Securities Act provided by Regulation D of the Securities Act.

The percentages below are calculated based upon 12,505,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

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	Common	Number of	Number of Shares and
	Shares	Shares Offered	Percent
	Owned by the	by Selling	of Total Issued and
Name of Selling Security Holders (1)	Selling Security Holder	Security Holder	Outstanding Held After the Offering
			# of Shares	% of Class

Philip R. Blau	50,000	50,000	0	*
Joan Paduano	10,000	10,000	0	*
Nicki Baker	10,000	10,000	0	*
Joseph Paciulla	50,000	50,000	0	*
Theresa Giordano	30,000	30,000	0	*
Edwin Mendlinger	25,000	25,000	0	*
Gourmet Foods Inc. (1)	30,000	30,000	0	*
Ed Torres	10,000	10,000	0	*
Maria Perez	100,000	100,000	0	*
Carole Beroff	250,000	250,000	0	*
Elizabeth Blau	10,000	10,000	0	*
Joseph Fuda	20,000	20,000	0	*
Lorie Giannini	10,000	10,000	0	*
Claire Giannini	10,000	10,000	0	*
Carmen Abad	10,000	10,000	0	*
Angela Dominguez	10,000	10,000	0	*
Lucia A. Diaz	10,000	10,000	0	*
Juan M. Perez	10,000	10,000	0	*
Fabia D. Diaz	10,000	10,000	0	*
Maria Salubro	50,000	50,000	0	*
Esterina Fuda	50,000	50,000	0	*
Laurie Downs	20,000	20,000	0	*
Harry Zhang	30,000	30,000	0	*
Phyliss Pisano	30,000	30,000	0	*
FX Group Inc Frank Weber, President	100,000	100,000	0	*
Robert Denn	550,000	150,000	400,000	3.20%
Larry Cagno	500,000	150,000	350,000	2.80%
Larry Paduano	510,000	150,000	360,000	2.88%
Patrick Giordano	10,000,000	150,000	9,850,000	78.77%
Total	12,505,000	1,545,000	10,960,000	87.64%

_________________

*	Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)	Robert Hammerstein is the sole shareholder as well as an officer and director of Gourmet Foods Inc.

(2)	Frank Weber is the sole shareholder as well as the sole officer and director of FX Group Inc.

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We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement relating to this prospectus to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.02 per share. The fixed price of $.02 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based on the fact the shares will be registered and the Company will be a public reporting company. This offering is priced at the time of the commencement of the offering and must remain offered at such fixed price during the entire duration of the offering. There has been no market for our securities. Currently our common stock is not traded on any exchange or on the over-the-counter market and there is no assurance that the stock will ever be so listed. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein if should the purchaser desires to do so when eligible for public resale. In order to be quoted on the OTC Markets, a Broker/Dealer must file an application on our behalf in order to initiate a market for our common stock. A market maker Broker/Dealer has filed an application together with the necessary documents with FINRA, which operates the OTC Bulletin Board. Comments from FINRA are being responded to and, after the effective date of this registration statement, it is anticipated that the application will be approved. However, there can be no assurance that such an application for quotation will be approved.

Sales by selling security holders must be made at thefixed price of $0.02 per share for the duration of the offering.

The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

We will pay the costs and fees of registering the common shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock. We will not receive the proceeds from the sale of the shares by the selling stockholders.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the selling security holders in this offering are deemed to be engaged in a distribution of our common stock and are therefore considered to be “ underwriters ” within the meaning of the Securities Act and with respect to the sale of the shares they are offering through this prospectus.

During this offering, the selling security holders may only sell their shares pursuant to the terms and conditions of this offering.The selling security holders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

There is a general prohibition against reliance upon Rule 144 with respect to securities issued by shell companies such as ours. However, selling security holders may be able to resell their securities subject to Rule 144 if our company ceases being a shell company. If an issuer has ceased to be a “shell company,” has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer a shell company, then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

The shares registered pursuant to this offering may be sold or distributed from time to time for the duration of the offering by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents at the offering price of $0.02 per share. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

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In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock are deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them are deemed to be underwriting commissions or discounts under the Securities Act.

Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement, of which this prospectus is included, will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

This offering shall terminate ninety (90) days after the Registration Statement is declared effective by the SEC which may be extended by the Company for additional ninety (90) day periods up to twelve months. The Company shall promptly notify all stockholders, including the selling security holders, of any such extensions by mail via the U.S. Postal Service. Any unsold shares of common stock shall be deregistered upon termination of the Offering.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

If the Broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does not develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

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Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration relating to the prospectus with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this prospectus included in the registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely upon an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 12,505,000 shares are issued and outstanding as of October 6, 2016. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of shareholders, including the election of directors. The holders of shares of common stock have no pre-emptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are not authorized to issue shares of preferred stock.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Jobbot, Inc. was incorporated under the laws of the State of New York on April 21, 2011. We are an early stage company, engaged in the business of providing an online service whereby employment seekers can find open employment positions anywhere throughout the continental United States. Jobbot owns the domain name www.jobbot.biz which the Company intends to develop as an online employment website to be utilized by employers and job seekers to either fill or find open employment positions. Presently, the Company is seeking web developers and/or partner service providers, to complete development of our website.

Up until June 26, 2016, Jobbot was party to a partnership program with Simply Hired Inc. which allowed Jobbot to utilize Simply Hired, Inc.'s ("Simply Hired") proprietary software "Simply Partner". On June 26, 2016, Simply Hired Inc. suspended its program for all publishers.

The Company intends to focus on the continued development of its website Jobbot.biz. Upon completion of such development, Jobbot intends to have a viable website providing job seekers with open employment opportunities as well as employers wishing to fill such openings. The Company is actively seeking web developer(s) to present Jobbot with proposals which would include design, time frame, and cost of development. We intend to review and consider several proposals before making any final determinations.

Jobbot may seek “Partner Providers” similar to the one the Company had in place with Simply Hired Inc. or the alternative to develop our own website. On June 26, 2016, Simply Hired suspended its program. The Company makes no assurance it will be able to enter into a suitable arrangement with any provider.

The Market

According to the US Department of Labor, Bureau of Labor Statistics, there are approximately 7.9 million Americans unemployed as of October 2016. The unemployment rate in the U.S. as of October 2016 is 5.0%. An estimated total of 20 million unemployed individuals either receive unemployment benefits or have exhausted their benefits but remain unemployed. Management believes that the large number of unemployed individuals makes the current job market extremely competitive and job seekers will need to be more aggressive when searching for employment.

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Competition

The online employment market is dominated by large corporations such as Monster, Career Builders, Indeed, The Ladders and others. There are a significant number of niche and local websites that we will also compete with. Monster is by far the leader in the industry with over $660 million in revenues in 2015, and a global organization with over 4,000 employees. The Ladders caters to those seeking jobs with salaries above $100,000 per year and charges both employers and job seekers for use of their service.

Jobbot will also be competing with smaller, niche market online job websites. These niche job websites often cater to a specific industry or geographic location and have limited resources to apply towards marketing and advertising. Jobbot believes it can compete effectively with these smaller niche websites.

Larger, national, online job websites such as Monster and Career Builder have resources much greater financial resources and name recognition than Jobbot. Jobbot intends to compete effectively against the current competition which now dominant the marketplace by offering an aggressive pricing plan. We intend to offer employers discounted pricing in an attempt to attract employers to our website. In addition to our pricing strategy, Jobbot believes that the user experience of its online job seeking tools will provide an attractive alternative to its competitors.

Marketing

After completion of development of our website, and for a limited promotional period of time, Jobbot will allow free access to employers who wish to post ads to fill open employment positions on our website. This strategy is intended to capture the attention of employers and offer them the opportunity to try Jobbot at little or no cost. After the limited promotional period, Jobbot will offer discounted pricing and other promotional incentives. We believe our discounted pricing plans and promotional offers will be extremely attractive to employers who are looking to fill open positions quickly.

Jobbot intends to utilize various online marketing strategies to achieve our objectives. Such strategies include, but are not limited to, sponsored search advertising, display and text ads, social media, and email marketing campaigns.

Jobbot intends to use a direct email marketing campaign targeting employers who are currently advertising positions either online or in print. The direct email will consist of our promotional pricing offer, and of course, all of the additional benefits our service provides. In addition to our direct email campaign, we will use sponsor advertising on popular search engines such as Google, AOL, Yahoo! and Facebook.

Sponsored search advertising consists of ads placed upon search engine websites such as Google, Yahoo!, AOL and others.  Sponsored search ads can be purchased from search websites such as Google, Yahoo!, AOL and others via a bidding process among those interested in advertising on a specific web page. Management believes that, in most cases, search websites are usually the first place an employment seeker will visit when searching online for employment.  Jobbot intends to utilize sponsored search ads to attract visitors to our website.

Search engine websites such as Google and Yahoo! also offer display, banner, and text advertisements which are displayed on third-party websites.  These ads appear on websites in accordance with such search engine website’s determination of the relevance of such ads to the content of the pages upon which the ads are displayed.  Display and banner ads can utilize images and video which we believe will be attractive to consumers.  These ads, like sponsored search ads, can be purchased from search engine websites.

Social media websites such as Facebook, Twitter, YouTube and Instagram are extremely popular. We believe that creating a presence on social media websites will allow for us to interact and engage with potential customers within our market.  The Company believes developing an online social media presence will provide a cost-effective manner of online marketing. Social media websites also offer paid advertisements on their web pages.

Jobbot intends to establish relationships with employment agencies which may or may not have an online presence. By establishing such relationships, Jobbot believes it will gain access to a significant database of employers and the positions they currently need to have filled. Jobbot intends to offer initial promotional pricing plans to attract these agencies, as well as long-term competitive pricing plans.

Jobbot intends to employ marketing staff to contact employers and introduce them to Jobbot.

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Revenue

Since inception, Jobbot Inc. has not generated any revenues. The Company anticipates future revenues, if any, to be derived from employers seeking to fill open positions. Employers wishing to post open positions on Jobbot.biz will be required to pay a listing fee. We plan to use the following fee schedule:

Number of Listings	Length of Listing	Listing Fee
1	60 Days	$29
3	60 Days	$75
5	60 Days	$100
10	60 Days	$175

The revenue the Company may realize from this source is dependent upon the overall employment market and the performance of our marketing campaign. The Company does not currently have any clients or subscribers.

Employees

We have no employees other than our executive officers, Patrick Giordano and Robert Denn, who are also members of our board of directors. Patrick Giordano and Robert Denn will devote, on average, 20 hours per week to the Company. All functions including development, strategy, negotiations and administration are currently being provided by our executive officers as described below in the Executive Compensation section of this prospectus.

Material Contracts

The Company does have not any material contracts at this time.

DESCRIPTION OF PROPERTY

The Company’s office is located at the residence of Patrick Giordano, our President, Chief Executive Officer and a director. Mr. Giordano provides such office to the Company at no charge. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. A market maker has filed an application together with the necessary documents, with FINRA, which operates the OTC Bulletin Board. Comments from FINRA are being responded to and, after the effective date of the registration statement relating to this prospectus, it is anticipated that the application will be approved. However, there can be no assurance that such an application for quotation will be approved. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

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DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of October 6 , 2016 , there were 12,505,000 common shares issued and outstanding, which were held by 30 shareholders of record.

Transfer Agent

Our independent stock transfer agent is VStock Transfer, LLC, whose offices are located at 18 Lafayette Place, Woodmere, New York 11598.

Admission to Quotation on the OTC Bulletin Board

A market maker has filed an application together with the necessary documents, with FINRA, which operates the OTC Bulletin Board. Comments from FINRA are being responded to and, after the effective date of the registration statement, it is anticipated that the application will be approved. However, there can be no assurance that such an application for quotation will be approved. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1)	is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)	securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Jobbot, Inc., and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on the business as an online employment services provider. Presently, the Company owns and operates one website located at www.jobbot.biz. We received proceeds from the sale of 1,005,000 shares of our common stock, which was offered in a private placement held as of June 30,  2016, which generated $10,050. We do not believe that such funds will be sufficient to fund our operating expenses over the next twelve months.

JOBS Act

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies.

Plan of Operation

Over the next 12 months, Jobbot will concentrate on development of its website. Upon completion of development, we intend to conduct an online marketing campaign . The marketing campaign includes major search engine pay-per-click sponsored ads, social media advertising, targeted banner ads, and an email campaign. The Company believes that its marketing campaign will significantly increase the amount of traffic directed to the web site. We currently do not have sufficient funds to implement our planned activities and will require additional financing. With adequate funding we believe that we will be well positioned to execute our business plan.

The Company estimates that it will require a minimum of approximately $200,000 in the next 12 months to implement its activities. Such funds will be needed for the following purposes:

Purpose	Amount
Web Hosting	$8,000
Web Development	$50,000
Marketing	$125,000
Travel & Entertainment	$5,000
Cost of operating as a public company	$12,000
Total	$200,000

The Company may have to raise funds through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. We potentially will have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Upon subsequent completion of funding, the Company plans to implement the following milestones:

Milestone 1: 3 Months

- Upgrade website to new professional graphics and presentation

- Hire 2 additional staff: Marketing Coordinator and administrator

Milestone 2: 9 Months

- Execute Marketing plan

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Results of Operations for the Three and Six Months ended June 30, 2016 and June 30, 2015.

The Company did not generate any revenues for the three and six months ended June 30, 2016 and June 30, 2015.

Professional fees for the three months ended June 30, 2016 and June 30, 2015 was nil and $2,884, respectively. Professional fees for the six months ended June 30, 2016 and June 30, 2015 was $2,987 and $7,053 respectively.

Office and administrative expenses for the three months ended June 30, 2016 and June 30, 2015 was $ 320 and $393, respectively. Office and administrative expenses for the six months ended June 30, 2016 and June 30, 2015 was $ 1,063 and $1,563, respectively.

Interest expense for the three months ended June 30, 2016 and June 30, 2015 was $1, 056 and $395, respectively. Interest expense for the six months ended June 30, 2016 and June 30, 2015 was $1,337 and $575, respectively. The decrease is due to the company taking on reduced loans from the officer/director of the company. The loans have no stated interest and no stated terms. The loans have been recorded with an imputed interest rate of 8%.

Net loss for the three months ended June 30, 2016 and June 30, 2015 was $1,377 and $3,672, respectively. Net loss for the six months ended June 30, 2016 and June 30, 2015 was $ 5,387 and $9,191, respectively. The loss was primarily due to the increase in professional and consulting fees.

Loss per share was $0.00 and $0.00 for the three months ended June 30, 2016 and June 30, 2015, respectively. Loss per share was $0.00 and $0.00 for the six months ended June 30, 2016 and June 30, 2015, respectively.

Results of Operations for the years ended December 31, 2015 and December 31, 2014 .

The Company did not generate any revenues for the years ended December 31, 2015 and December 31, 2014.

Professional fees for the years ended December 31, 2015 and December 31, 2014 was $10,040 and $11,125, respectively. The increase is due to additional legal fees in connection with the SEC filings.

Consulting expense for the years ended December 31, 2015 and December 31, 2014 was nil and $15,000, respectively.

Office and administrative expenses for the years ended December 31, 2015 and December 31, 2014 was $3,903 and $942, respectively.

Interest expense for the years ended December 31, 2015 and December 31, 2014 was $2,116 and $835 , respectively. The decrease is due to the company taking on reduced loans from the officer/director of the company. The loans have no stated interest and no stated terms. The loans have been recorded with an imputed interest rate of 8%.

Net loss for the years ended December 31, 2015 and December 31, 2014 was $16,059 and $ 27,902, respectively. The loss was primarily due to the increase in professional and consulting fees.

Loss per share was $0.00 and $0.00 for the years ended December 31, 2015 and December 31, 2014.

Liquidity and Capital Resources

As of June 30, 2016, the Company had a cash balance of $0. As of December 31, 2015, the Company had a cash balance of $0. The Company does not believe that such funds will be sufficient to fund its expenses over the next twelve months. The Company raised $10,050 in the private placements as of June 2016. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

M&K CPAS, PLLC is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name	Age	Position

Patrick Giordano	58	President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director

Robert Denn	59	Secretary and Director

Patrick Giordano has been the President, Treasurer, and a Director of the Company since its inception. From 2006 until 2010, Mr. Giordano was the President and a Director of E Global Marketing Inc. (EGLO), a publicly traded company which engaged in the business of online marketing of consumer products. From November 2008 until April 2010, Mr. Giordano was an account manager with Petro Inc., a home heating oil distributor located in Maspeth, New York. Mr. Giordano brings to the Company over 20 years of experience in sales, marketing, management, and finance.

Robert Denn has been the Secretary and a director of the Company since April 2014. Mr. Denn has over 30 years of sales and business experience. In 1999, Mr. Denn was a co-founder of a technology firm, NetLabs Inc. NetLabs in 2002 acquired another technology firm StrikeForce, whereby he remained an employee. Since 2009, Mr. Denn has been employed as an independent contractor working as an advisor consulting in matters relating to business development.

There are no familial relationships among any of our officers or directors. None of our directors or officers is a director in any other reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is M&K CPAS, PLLC We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

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Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “ independent directors .” We do not believe that any of our directors currently meet the definition of “ independent ” as promulgated by the rules and regulations of the American Stock Exchange.

EXECUTIVE COMPENSATION

Since our incorporation on April 21, 2011, Patrick Giordano has been our President, Chief Executive Officer, Chief Financial Officer, Treasurer, and a Director. We have no formal employment or consulting agreement with Mr. Giordano. On April 21, 2011, the Company issued 10,000,000 shares of its common stock, par value $0.0001 per share, to Mr. Giordano for services rendered to the Company as a consultant valued in the amount of $1,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On April 13, 2014, Robert Denn was issued 500,000 shares of common stock, at value $0.01 per share on for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act. As of April 13, 2014, Mr. Robert Denn became the Secretary and a member of the Board of Directors of the Company. We have no formal employment or consulting agreement with Mr. Robert Denn.

Since our inception on April 21, 2011, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our executive officers and directors do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

SUMMARY COMPENSATION TABLE
Name and principal position	Year(1)	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Patrick Giordano (2)	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0
	2013	0	0	0	0	0	0	0	0

Robert Denn (3)	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	5,000	0
	2013	0	0		0	0	0	0	0

 _______________

(1) Represents the period from April 21, 2011 (Inception) to December 31, 2015.

(2) Mr. Giordano has been serving as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, and a Director since our inception on April 21, 2011. On April 21, 2011, the Company issued 10,000,000 shares of its common stock, par value $0.0001 per share, to Mr. Giordano. No payment was received for these shares.

(3) On April 13, 2014, Mr. Denn was issued 500,000 shares of common stock, at value $0.01 per share on for services rendered to the Company as a consultant valued in the amount of $5,000. As of April 13, 2014, Mr. Denn became the Secretary and a member of our Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 6, 2016, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 12,505,000 shares of our common stock issued and outstanding as of October 6, 2016 . We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.Unless otherwise indicated, the address of each person listed is c/o Jobbot, Inc., c/o Mr. Patrick Giordano, 1730 62nd Street, Brooklyn, New York 11204. Our telephone number is (646) 780-0992.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Mr. Patrick Giordano	Common	10,000,000	80.0%

Mr. Robert Denn	Common	550,000	4.4%

Directors and Officers as a Group (2 persons)	Common	10,550,000	84.4%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 21, 2011, we issued 10,000,000 shares of our common stock to Mr. Patrick Giordano, our President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director of the Company. These shares were worth $1,000 for services rendered as our founder with respect to the incorporation and set-up of Jobbot, Inc. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Giordano is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 9, 2014, Larry Paduano was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On March 15, 2014, Larry Cagno was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On April 13, 2014, we issued 500,000 shares of our common stock to Mr. Robert Denn, the Secretary, and a director of the Company.These shares were issued in exchange for services rendered, valued in the amount of $5,000.The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.As a director of the Company, Mr. Denn had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On June 20, 2014, Robert Denn purchased 50,000 shares in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The consideration paid was $500 for such shares at $0.01 per share.

Since inception to date, the president of the Company has provided office space to the Company and other office administrative resources to the Company at no cost.

During the period from inception in April 21, 2011 and through December 31, 2015, the president of the Company has provided advances to the Company for use in its operations. As of December 31, 2015 and December 31, 2014, the Company owed to the president $19,026 and $9,346, respectively. The Company has imputed interest on the advances at 8%. Interest expense of $1,170 and $526 was charged to the statement of operations for fiscal years 2015 and 2014, respectively.

26

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$10,000

SEC registration fee	$3

Legal fees and other expenses*	$10,000

Total	$20,003

___________

*Estimated Expenses.

LEGAL MATTERS

The Mintz Fraade Law Firm, P.C. has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

27

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Securities and Exchange Commission registration fee	$3
Legal fees and miscellaneous expenses (*)	$10,000
Accounting fees and expenses (*)	$10,000
Total (*)	$20,003

____________
 * Estimated Expenses.

28

Jobbot, Inc.

Index to Financial Statements

December 31, 2015 and 2014

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Jobbot, Inc.

We have audited the accompanying balance sheets of Jobbot, Inc. as of December 31, 2015 and 2014 and the related statement of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jobbot, Inc. as of December 31, 2015 and 2014, and the results of its operations, changes in stockholders’ equity (deficit) and cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 12, 2016

F-2

Jobbot, Inc.

Balance Sheets

	December 31,
	2015	2014

Assets

Current assets:
Cash and cash equivalents	$-	$100

Total current assets	-	100

Total assets	$-	$100

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable and accrued expenses	$6,740	$1,631

Due to related party	19,026	9,346

Total current liabilities	25,766	10,977

Stockholders' equity (deficiency):
Common stock, $.001 par value; authorized 100,000,000 shares, 12,505,000 and 12,505,000 shares issued and outstanding, respectively	1,251	1,251
Additional paid-in capital	26,680	25,510
Accumulated deficit	(53,697)	(37,638)

Total stockholders' equity (deficiency)	(25,766)	(10,877)

Total liabilities and stockholders' equity (deficiency)	$-	$100

The accompanying notes are an integral part of these financial statements.

F-3

Jobbot, Inc.

Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014

Revenues	$-	$-
Expenses
Professional fees	10,040	11,125
Consulting Expense	-	15,000
Office and Admin	3,903	942
Interest expense	2,116	835
Total expenses	16,059	27,902

Income (loss) before income taxes	(16,059)	(27,902)

Income taxes (benefit)	-	-

Net income (loss)	$(16,059)	$(27,902)

Net income (loss) per share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding - basic and diluted	12,505,000	12,035,192

The accompanying notes are an integral part of these financial statements.

F-4

Jobbot, Inc.

Statements of Changes in Stockholders' Equity (Deficiency)

					Total
	Common Stock		Additional		Stockholders'
	$.001 par value		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficiency)

Balances, December 31, 2013	10,395,000	1,040	4,095	(9,736)	(4,601)

Shares issued for services	1,500,000	150	14,850	-	15,000

Sales of shares	610,000	61	6,039	-	6,100

Imputed interest	-	-	526	-	526

Net income (loss)	-	-	-	(27,902)	(27,902)

Balances, December 31, 2014	12,505,000	1,251	25,510	(37,638)	(10,877)

Imputed interest	-	-	1,170		1,170

Net income (loss)	-	-	-	(16,059)	(16,059)

Balances, December 31, 2015	12,505,000	1,251	26,680	(53,697)	(25,766)

See notes to financial statements.

F-5

Jobbot, Inc.

Statements of Cash Flows

	Year Ended	Year Ended
	December 31,	December 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(16,059)	$(27,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	1,170	526
Shares issued for services	-	15,000
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	5,109	480

Net cash used in
operating activities	(9,780)	(11,896)

Cash flows from investing activities	-	-

Cash flows from financing activities:
Increase (decrease) in due to related party	9,680	1,946
Proceeds from sales of common stock	-	6,100

Net cash provided by financing activities	9,680	8,046

Decrease in cash and cash equivalents	(100)	(3,850)

Cash and cash equivalents, beginning of period	100	3,950

Cash and cash equivalents, end of period	$-	$100

See notes to financial statements.

F-6

Jobbot, Inc.

Notes to Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Jobbot, Inc. was incorporated under the laws of the State of New York on April 21, 2011. We are an early stage company, engaged in the business of providing an online employment service. Jobbot owns the domain name www.jobbot.biz which the Company intends to develop as an online employment website to be utilized by employers and job seekers to either fill or find open employment positions. Presently, the Company is seeking web developers and/or partner service providers, to complete development of our website. Up until June 26, 2016, Jobbot was party to a partnership program with Simply Hired Inc. which allowed Jobbot to utilize Simply Hired, Inc.'s ("Simply Hired") proprietary software "Simply Partner". On June 26, 2016, Simply Hired Inc suspended its program for all publishers.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has had no revenues and has an accumulated deficit which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue as a going concern is contingent upon its ability to complete private equity financing and generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through equity financing and through loans made by the Company’s stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

The financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, as of December 31, 2015 and 2014, the Company had negative working capital and a stockholders’ deficiency of $25,766 and $10,877, respectively. These factors create substantial doubt as to the Company’s ability to continue as a going concern.  The Company plans to improve its financial condition by obtaining new financing either by loans or sales of shares of its common stock.  Also, the Company plans to offer new products and pursue acquisition prospects to attain profitable operations.  However, there is no assurance that the Company will be successful in accomplishing these objectives.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

(b)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-7

Jobbot, Inc.

Notes to Financial Statements

(c)	Fair Value of Financial Instruments

The Company has adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10"). ASC 820-10 defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of ASC 820-10 did not have a material impact on the Company's financial position or operations, but does require that the Company disclose assets and liabilities that are recognized and measured at fair value on a non-recurring basis, presented in a three-tier fair value hierarchy, as follows:

- Level 1. Observable inputs such as quoted prices in active markets;

- Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

- Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following presents the gross value of assets that were measured and recognized at fair value as of December 31, 2015 and December 31, 2014:

- Level 1: none

- Level 2: none

- Level 3: none

The Company adopted Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value. The adoption of this standard did not have an impact on the Company's financial position, results of operations or cash flows. The carrying value of cash and cash equivalents, accounts payable and accrued expenses, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

(d)	Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

(e)	Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectibility is reasonable assured, and (4) delivery has occurred.  Persuasive evidence of an arrangement and fixed price criteria are satisfied through purchase orders.  Collectibility criteria is satisfied through credit approvals.  Delivery criteria is satisfied when the products are shipped to a customer and title and risk of loss pass to the customer in accordance  with the terms of sale.  The Company has no obligation to accept the return of products sold other than for replacement of damaged products.  Other than quantity price discounts negotiated with customers prior to billing and delivery (which are reflected as a reduction in sales), the Company does not offer any sales incentives or other rebate arrangements to customers.  Substantially all sales are prepaid by the customers by credit card.

(f)	Advertising

Advertising costs are expensed as incurred and amounted to $0 and $11 for the years ended December 31, 2015 and 2014, respectively.

(g)	Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at December 20, 2013. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. During the year ended December 31, 2014, the Company issued 1,500,000 shares of common stock for general consulting services rendered by three shareholders of the Company. The shares have been valued at the fair market value of the services received of $15,000.

(h)	Income Taxes

Income taxes are accounted for under the assets and liability method.  Current income taxes are provided in accordance with the laws of the respective taxing authorities.  Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.   Deferred tax  assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

F-8

Jobbot, Inc.

Notes to Financial Statements

(i)	Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

(j)	Recently Issued Accounting Pronouncements

In June 2014, the FASB issued an accounting standard which provides new guidance that requires share-based compensation to meet a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b)retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

F-9

Jobbot, Inc.

Notes to Financial Statements

In June 2014, the FASB issued guidance to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued guidance to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-10,"Development Stage Entities". The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The early adoption of ASU 2014-10 is permitted which removed the development stage entity financial reporting requirements from the Company.

In August 2014, the FASB issued an accounting standard that requires management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the standard (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The standard in this Update is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The adoption of ASU 2014-15 is not expected to have a material impact on our financial position or results of operations.

F-10

In November 2014, the FASB issued new guidance for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. That is, an entity will continue to evaluate whether the economic characteristics and risks of the embedded derivative feature are clearly and closely related to those of the host contract, among other relevant criteria. The amendments clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The effects of initially adopting the amendments in this Update should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. Retrospective application is permitted to all relevant prior periods. The adoption of ASU 2014-16 is not expected to have a material impact on our financial position or results of operations.

In November 2014, the FASB issued guidance to provide an acquired entity with an option to apply push down accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle. The amendments in this Update are effective on November 18, 2014. The adoption of ASU 2014-17 is not expected to have a material impact on our financial position or results of operations.

In April 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-03, Interest–Imputation of Interest (Subtopic 835-30) ("ASU 2015-03"), which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. It is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The new guidance will be applied retrospectively to each prior period presented. The Company is currently in the process of evaluating the impact of adoption of ASU 2015-03 on its balance sheets.

In August, 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date ("ASU 2015-14"). The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period.

In September, 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805) ("ASU 2015-16"). Topic 805 requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the Update require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period's financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning December 15, 2015. The adoption of ASU 2015-016 is not expected to have a material effect on the Company's consolidated financial statements.

F-11

Jobbot, Inc.

Notes to Financial Statements

NOTE 4 – CREDIT CARD LIABILITIES

The Company uses credit cards to pay for various Company expenses.  The credit card liabilities bear interest at rates ranging up to 24% and are due in monthly installments of principal and interest. The company recorded interest expense of $2,116 and $835 during the period ended December 31, 2015 and December 31, 2014, respectively. The amount owed by the Company was $4,567 and $1,631 as of December 30, 2015 and December 31, 2014, respectively.

NOTE 5 – RELATED PARTY

In April 2011, the Company issued a total of 10,000,000 founder's shares of common stock at par value of $0.0001 to the Company's CEO, Patrick Giordano. No proceeds were received in exchange for the shares of common stock.

The due to related party is due the Company's chief executive officer. There is no formal agreement for the note and is due on demand. During the period endedDecember 31,2015 and 2014, $9,680 and $4,946 was advanced to the Company by the chief executive officer, respectively. As of December 31, 2015 and 2014, related party balance is $19,026 and $9,346 respectively. The company recorded imputed interest of $1,170 and $526 during the period endingDecember 31, 2015 and 2014, respectively.

On February 9, 2014, Larry Paduano was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On March 15, 2014, Larry Cagno was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On April 13, 2014, we issued 500,000 shares of our common stock to Mr. Robert Denn, the Secretary, and a director of the Company. These shares were issued in exchange for services rendered, valued in the amount of $5,000.The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. As a director of the Company, Mr. Denn had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

During June 20, 2014, Robert Denn purchased 50,000 shares in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The consideration paid was $500 for such shares at $0.01 per share.

F-12

Jobbot, Inc.

Notes to Financial Statements

NOTE 6 – STOCKHOLDERS’ EQUITY

On February 9, 2014, Larry Paduano was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On March 15, 2014, Larry Cagno was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On April 13, 2014, we issued 500,000 shares of our common stock to Mr. Robert Denn, the Secretary, and a director of the Company. These shares were issued in exchange for services rendered, valued in the amount of $5,000.The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. As a director of the Company, Mr. Denn had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In June 2014, the Company sold a total of 610,000 shares of its common stock to 19 investors at a price of $0.01 per share or $6,100 total.

The Company recorded imputed interest of $1,170 and $526 during the years ended December 31, 2015 and 2014, respectively.

NOTE 7 – INCOME TAXES

The Company has losses carried forward for income tax purposes for December 31, 2015. There are no current or deferred tax expenses for the period ended December 31, 2015 due to the Company’s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period.

Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

December 31, 2015	December 31, 2014
$38,698	$9,736
34%	34%
13,544	7,924
(13,544)	(7,924)
$-	$-

The net federal operating loss carry forward will expire beginning 2030. This carry forward may be limited upon the consummation of a business combination under IRC Section 381. The Company has no uncertain tax position.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 Company management reviewed all material events through the date of this report and there are no material subsequent events to report.

F-13

Jobbot, Inc.

Index to Financial Statements

December 31, 2015 and June 30, 2016

Page

Financial Statements:

Balance Sheets	F-15

Statements of Operations	F-16

Statements of Cash Flows	F-17

Notes to Financial Statements	F-18

F-14

Jobbot, Inc.

Balance Sheets

(Unaudited)

	June 30,	December 31,
	2016	2015
		(Audited)
Assets

Current assets:

Cash and cash equivalents	$-	$-

Total current assets	-	-

Total assets	$-	$-

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable and accrued expenses	$6,463	$6,740
Due to related party	23,938	19,026

Total current liabilities	30,401	25,766

Stockholders' equity (deficiency):
Common stock, $.0001 par value; authorized 100,000,000 shares, issued and outstanding 12,505,000, and 12,505,000 shares, respectively	1,251	1,251
Additional paid-in capital	27,432	26,680
Accumulated deficit	(59,084)	(53,697)

Total stockholders' equity (deficiency)	(30,401)	(25,766)

Total liabilities and stockholders' equity (deficiency)	$-	$-

See notes to financial statements.

F-15

Jobbot, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015

Revenues	$-	$-	$-	$-
Expenses
Professional fees	-	2,884	2,987	7,053
Consulting expense	-	-	-	-
Office and Admin	320	393	1,063	1,563
Interest expense	1,056	395	1,337	575
Total expenses	1,377	3,672	5,387	9,191

Income (loss) before income taxes	(1,377)	(3,672)	(5,387)	(9,191)

Income taxes (benefit)	-	-	-	-

Net income (loss)	$(1,377)	$(3,672)	$(5,387)	$(9,191)

Net income (loss) per share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding - basic and diluted	12,505,000	12,505,000	12,505,000	12,505,000

See notes to financial statements.

F-16

Jobbot, Inc.

Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
	(Unaudited)

Cash flows from operating activities:
Net loss	$(5,387)	$(9,191)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	752	173
Stock-based compensation	-	-

Changes in operating assets and liabilities:
Prepaid expenses	-	-
Accounts payable and accrued expenses	(277)	3,485

Net cash used in
operating activities	(4,912)	(5,533)

Cash flows from investing activities	-	-

Cash flows from financing activities:
Increase (decrease) in due to related party	4,912	5,433

Net cash provided by (used in)
financing activities	4,912	5,433

Increase (decrease) in cash and
cash equivalents	-	(100)

Cash and cash equivalents, beginning of period	-	100

Cash and cash equivalents, end of period	$-	$-

Supplemental disclosures of cash flow information:

Interest paid	$-	$-

Income taxes paid	$-	$-

See notes to financial statements.

F-17

Jobbot, Inc.

Notes to Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Jobbot, Inc. was incorporated under the laws of the State of New York on April 21, 2011. We are an early stage company, engaged in the business of providing an online employment service. Jobbot owns the domain name www.jobbot.biz which the Company intends to develop as an online employment website to be utilized by employers and job seekers to either fill or find open employment positions. Presently, the Company is seeking web developers and/or partner service providers, to complete development of our website. Up until June 26, 2016, Jobbot was party to a partnership program with Simply Hired Inc. which allowed Jobbot to utilize Simply Hired, Inc.'s ("Simply Hired") proprietary software "Simply Partner". On June 26, 2016, Simply Hired Inc suspended its program for all publishers.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has had no revenues and has an accumulated deficit which raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue as a going concern is contingent upon its ability to complete private equity financing and generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through equity financing and through loans made by the Company’s stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

The financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, as of June 30, 2016, the Company had negative working capital and a stockholders’ deficiency of $30,401.  Further, from inception to June 30, 2016, the Company incurred losses of $59,084.  These factors create substantial doubt as to the Company’s ability to continue as a going concern.  The Company plans to improve its financial condition by obtaining new financing either by loans or sales of shares of its common stock.  Also, the Company plans to offer new products and pursue acquisition prospects to attain profitable operations.  However, there is no assurance that the Company will be successful in accomplishing these objectives.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

(b)	Interim Financial Information

The accompanying interim financial information as of June 30, 2016 and 2015 are unaudited.  However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation.  The results of operations for the three and six months ended June 30, 2016 are not necessarily indicative of those to be expected for the year ending December 31, 2016.

(c)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

F-18

Jobbot, Inc.

Notes to Financial Statements

(Unaudited)

(d)	Fair Value of Financial Instruments

The Company has adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10"). ASC 820-10 defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of ASC 820-10 did not have a material impact on the Company's financial position or operations, but does require that the Company disclose assets and liabilities that are recognized and measured at fair value on a non-recurring basis, presented in a three-tier fair value hierarchy, as follows:

- Level 1. Observable inputs such as quoted prices in active markets;

- Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

- Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following presents the gross value of assets that were measured and recognized at fair value as of June 30, 2016 and December 31, 2015:

- Level 1: none

- Level 2: none

- Level 3: none

The Company adopted Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value. The adoption of this standard did not have an impact on the Company's financial position, results of operations or cash flows. The carrying value of cash and cash equivalents, accounts payable and accrued expenses, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

(e)	Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

(f)	Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectibility is reasonable assured, and (4) delivery has occurred.  Persuasive evidence of an arrangement and fixed price criteria are satisfied through purchase orders.  Collectibility criteria is satisfied through credit approvals.  Delivery criteria is satisfied when the products are shipped to a customer and title and risk of loss pass to the customer in accordance  with the terms of sale.  The Company has no obligation to accept the return of products sold other than for replacement of damaged products.  Other than quantity price discounts negotiated with customers prior to billing and delivery (which are reflected as a reduction in sales), the Company does not offer any sales incentives or other rebate arrangements to customers.  Substantially all sales are prepaid by the customers by credit card.

F-19

Jobbot, Inc.

Notes to Financial Statements

(Unaudited)

(g)	Advertising

Advertising costs are expensed as incurred and amounted to $0 and $0 for the six months ended June 30, 2016 and 2015 (unaudited), respectively.

(h)	Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at December 20, 2013. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company issued 1,500,000 shares of common stock for general consulting services rendered by three shareholders of the Company for the period from inception (April 21, 2011) through October 6, 2016. The shares have been valued at the fair market value of the services received of $15,000.

(i)	Income Taxes

Income taxes are accounted for under the assets and liability method.  Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax  assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

(j)	Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding.  Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

F-20

Jobbot, Inc.

Notes to Financial Statements

(Unaudited)

(j)	Recently Issued Accounting Pronouncements

In June 2014, the FASB issued an accounting standard which provides new guidance that requires share-based compensation to meet a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition .As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b)retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new rmodified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued guidance to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date in formation and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption ispermitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-10,"Development Stage Entities". The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stageentities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The early adoption of ASU 2014-10 is permitted which removed the development stage entity financial reporting requirements from the Company.

F-21

Jobbot, Inc.

Notes to Financial Statements

(Unaudited)

In August 2014, the FASB issued an accounting standard that requires management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the standard (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The standard in this Update is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The adoption of ASU 2014-15 is not expected to have a material impact on our financial position or results of operations.

In November 2014, the FASB issued new guidance for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. That is, an entity will continue to evaluate whether the economic characteristics and risks of the embedded derivative feature are clearly and closely related to those of the host contract, among other relevant criteria. The amendments clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The effects of initially adopting the amendments in this Update should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. Retrospective application is permitted to all relevant prior periods. The adoption of ASU 2014-16 is not expected to have a material impact on our financial position or results of operations.

In November 2014, the FASB issued guidance to provide an acquired entity with an option to apply push down accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle. The amendments in this Update are effective on November 18, 2014. The adoption of ASU 2014-17 is not expected to have a material impact on our financial position or results of operations.

In April 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-03, Interest–Imputation of Interest (Subtopic 835-30) ("ASU 2015-03"), which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. It is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The new guidance will be applied retrospectively to each prior period presented. The Company is currently in the process of evaluating the impact of adoption of ASU 2015-03 on its balance sheets.

In August, 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date ("ASU 2015-14"). The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period.

In September, 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805) ("ASU 2015-16"). Topic 805 requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the Update require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period's financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning December 15, 2015. The adoption of ASU 2015-016 is not expected to have a material effect on the Company's consolidated financial statements.

F-22

Jobbot, Inc.

Notes to Financial Statements

(Unaudited)

NOTE 4 – CREDIT CARD LIABILITIES

The Company uses credit cards to pay for various Company expenses.  The credit card liabilities bear interest at rates ranging up to 24% and are due in monthly instalments of principal and interest. The company recorded interest expense of $1,337 and $575 during the period ended June 30, 2016 and June 30, 2015, respectively. The amount owed by the Company was $4,319 and $4,567 during the period ended June 30, 2016 and December 31, 2015, respectively.

NOTE 5 – RELATED PARTY

In April 2011, the Company issued a total of 10,000,000 founder's shares of common stock at par value of $0.0001 to the Company's CEO, Patrick Giordano. No proceeds were received in exchange for the shares of common stock.

The due to related party is due the Company's chief executive officer. There is no formal agreement for the note and is due on demand. During the period ended December 31, 2015 and 2014, $9,680 and $4,946 was advanced to the Company by the chief executive officer, respectively. As of December 31, 2015 and 2014, related party balance is $19,026 and $9,346 respectively. The company recorded imputed interest of $1,170 and $526 during the period ending December 31, 2015 and 2014, respectively.

On February 9, 2014, Larry Paduano was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On March 15, 2014, Larry Cagno was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On April 13, 2014, we issued 500,000 shares of our common stock to Mr. Robert Denn, the Secretary, and a director of the Company. These shares were issued in exchange for services rendered, valued in the amount of $5,000.The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. As a director of the Company, Mr. Denn had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

During June 20, 2014, Robert Denn purchased 50,000 shares in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The consideration paid was $500 for such shares at $0.01 per share.

F-23

Jobbot, Inc.

Notes to Financial Statements

(Unaudited)

NOTE 6 – STOCKHOLDERS’ EQUITY

In April 2011, the Company issued a total of 10,000,000 founder's shares of common stock at par value of $0.0001 to the Company's CEO, Patrick Giordano. No proceeds were received in exchange for the shares of common stock.

In December 2013, the Company sold a total of 395,000 shares of its common stock to 8 investors at a price of $0.01 per share or $3,950 total.

On February 9, 2014, Larry Paduano was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On March 15, 2014, Larry Cagno was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On April 13, 2014, we issued 500,000 shares of our common stock to Mr. Robert Denn, the Secretary, and a director of the Company. These shares were issued in exchange for services rendered, valued in the amount of $5,000.The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. As a director of the Company, Mr. Denn had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In June 2014, the Company sold a total of 610,000 shares of its common stock to 19 investors at a price of $0.01 per share or $6,100 total.

The Company recorded imputed interest of $752 and $1,170 during the period ended June 30, 2016 and December 31, 2015, respectively.

F-24

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange Commission registration fee	$3
Legal fees and miscellaneous expenses (*)	$10,000
Accounting fees and expenses (*)	$10,000
Total (*)	$20,003

(*) Estimated.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the New York Business Corporation Law and our bylaws.

Under the New York Business Corporation Law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation. Our Certificate of Incorporation does not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her at we will indemnify our directors and officers to the fullest extent permitted by New York law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under New York law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

29

RECENT SALES OF UNREGISTERED SECURITIES

On April 21, 2011, we issued 10,000,000 shares of our common stock to Mr. Patrick Giordano, our President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director of the Company. These shares were issued in exchange for $10,000 in services rendered. The shares were issued under Section 4(2) of the Securities Act. Mr. Giordano is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In December 2013, the Company sold a total of 395,000 shares of its common stock at a price of $0.01 per share, or a total of $3,950, to 8 investors, including 10,000 shares to Larry Paduano, in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D.

On February 9, 2014, Larry Paduano was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On March 15, 2014, Larry Cagno was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On April 13, 2014, Robert Denn was issued 500,000 shares of common stock, at value $0.01 per share, which was the last sell price of common stock for cash, for services rendered to the Company as a consultant valued in the amount of $5,000. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act. As of April 13, 2014, Mr. Robert Denn became the Secretary and a member of the Board of Directors of the Company. We have no formal employment or consulting agreement with Mr. Robert Denn.

In June 2014, we sold a total of 610,000 shares of common stock to 19 investors, including 50,000 to Robert Denn, in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D.The consideration paid for such shares was $0.01 per share.

30

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Certificate of Incorporation of Registrant*

3.2	By-Laws of Registrant*

4.1	Form of Stock Certificate

5.1	Opinion of The Mintz Fraade Law Firm, P.C. regarding the legality of the securities being registered+

10.1	Form of Regulation D Securities Purchase Agreement*

23.1	Consent of M&K CPAS, PLLC+

23.2	Consent of The Mintz Fraade Law Firm, P.C. (included in Exhibit 5.1*)

_____________

+ Filed herewith

* Previously filed

31

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1A and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 12, 2016.

JOBBOT, INC.

By	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director (Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick Giordano, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

October 12, 2016	/s/ Patrick Giordano	Patrick Giordano	President, Chief
Executive Officer, Chief Financial Officer, Treasurer, and Director

October 12, 2016	/s/ Robert Denn	Robert Denn	Secretary and Director

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